Exhibit 2.1

Amending Deed

Dated 7 December 2021

Square, Inc. (“Square”)

Lanai (AU) 2 Pty Ltd (“Square Acquirer”)

Afterpay Limited (“Afterpay”)

King & Wood Mallesons

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T + 61 2 9296 2000

F + 61 2 9296 3999

DX 113 Sydney

www.kwm.com

Ref: DLF:NC:AB

Amending Deed

Contents

Details		1
General terms		2
1	Definitions and interpretation	2

1.1	Terms defined in the Original Document	2
1.2	Definitions	2
2	Amendments and waiver	2

3	Confirmation and acknowledgement	5

3.1	Confirmation	5
3.2	Conflict	5
4	General	5

4.1	Incorporation of general provisions	5
4.2	Counterparts	5
5	Governing law	5

Signing page		6

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Amending Deed

Details

Date 7 December 2021

Parties

Square	Name	Square, Inc.

	Formed in	State of Delaware

	Address	1455 Market Street, Unit 1600

San Francisco, CA 94103, USA

Square Acquirer	Name	Lanai (AU) 2 Pty Ltd

	ACN	652 352 451

	Formed in	Victoria

	Address	C/- King & Wood Mallesons

Level 61, Governor Phillip Tower, 1 Farrer Place

Sydney NSW 2000, Australia

Afterpay	Name	Afterpay Limited

	ACN	618 280 649

	Formed in	Victoria

	Address	126 Buckingham Street

Surry Hills NSW 2010, Australia

Recitals	A	Square, Square Acquirer and Afterpay entered into the Original Document on 2 August 2021.

	B	Square, Square Acquirer and Afterpay have agreed to amend the Original Document in accordance with the terms and conditions of this document.

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Amending Deed

General terms

1	Definitions and interpretation

1.1	Terms defined in the Original Document

A term which has a defined meaning in the Original Document has the same meaning when used in this document unless it is expressly defined in this document, in which case the meaning in this document applies.

1.2	Definitions

Unless the contrary intention appears, these meanings apply:

Original Document means the Scheme Implementation Deed, dated 2 August 2021, entered into by Square, Square Acquirer and Afterpay.

2	Amendments

As from the date of this document, the Original Document is amended as follows:

(a)	Clause 1.1 (“Definitions”) of the Original Document is amended by:

(i)	inserting the following definitions:

“Condition Subsequent has the meaning given in clause 3.1A.”

“Condition Subsequent End Date” means 14 April 2022.

“Equity Acceleration Date means the day which is five Business Days prior to the Record Date or any other date as agreed by Afterpay and Square.”

(ii)	deleting the definition of “Record Date” and replacing it with:

“Record Date means 7:00pm on the day which is the later of:

(a)	six Business Days after the day on which the Condition Subsequent is satisfied; and

(b)	the Business Day following the date that is 30 calendar days after the Effective Date,

or any other date as agreed by Afterpay and Square.”

(b)	Clause 3.1(d) (“Conditions Precedent”) of the Original Document is deleted and replaced with the words “RESERVED”.

(c)	A new clause 3.1A (“Condition Subsequent”) is inserted after clause 3.1:

3.1A Condition Subsequent

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(a)	The Scheme must not be implemented unless the following condition subsequent is satisfied prior to the Condition Subsequent End Date (Condition Subsequent):

(i)

the receipt of written confirmation from the Bank of Spain in accordance with section 17 of Royal Decree-law 19/2018 and section 25 of Royal Decree 84/2015 that it has no objection to the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme, either without conditions or with conditions acceptable to Square (having regard to clause 3.4 of the Scheme Implementation Deed);

(ii)

the receipt of written confirmation from the Bank of Spain that clearance of the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme is not required pursuant to either section 17 of Royal Decree-law 19/2018 or section 25 of Royal Decree 84/2015; or

(iii)

the expiry of any waiting period for authorisation pursuant to section 25.5 of Royal Decree 84/2015 applicable to the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme, without an express objection to such transfer from the Bank of Spain.

(b)

If the Condition Subsequent is not satisfied on or before the Condition Subsequent End Date, then the parties must consult in good faith for a period of 20 Business Days following the Condition Subsequent End Date (Consultation Period) with a view to determining whether both parties wish to pursue an alternative transaction with a similar effect and, if so whether the transaction contemplated by the Scheme may proceed by way of alternative means or methods.

(c)

If under clause 3.1A(b) the parties are unable to reach agreement or do not wish to pursue a transaction within the Consultation Period, then either party may terminate this document after the Consultation Period has expired (and that termination will be in accordance with clause 13.1(g)).

(d)	Square must not withdraw the application the subject of the Condition Subsequent from consideration by the Bank of Spain.

(d)	A new clause 3.1B (“Satisfaction of Conditions Subsequent”) is inserted after clause 3.1A:

3.1B Satisfaction of Condition Subsequent

The parties agree that before the Condition Subsequent End Date they will (1) co-operate in good faith to discuss the status of the Condition Subsequent and any other possible or necessary steps to satisfy the Condition Subsequent in clause 3.1A(a)(i) as soon as practicable, and (2) use all reasonable endeavours to seek to satisfy the Condition Subsequent as soon as possible.

(e)	Clause 3.2 (“Reasonable endeavours”) of the Original Document is amended to include the words:

(i)	“and, in relation to Square, the Condition Subsequent” after the words “a party responsible (as noted in clause 3.1)”; and

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(ii)	“or, in relation to Square, the Condition Subsequent,” after the words “a party responsible”.

(a)

Clauses 4.8(b), (c), (d), (e) and (f) (“Employee Incentives”) of the Original Document are amended by deleting the words “the Effective Date” each time they occur and replacing them with the words “the Equity Acceleration Date”.

(b)

Clause 5.2(t) (“suspension of trading”) of the Original Document is amended by deleting the words “on the Effective Date” and replacing them with the words “on the second Business Day prior to Record Date”.

(c)

Clause 5.3(b) (“Australian Admission”) of the Original Document is amended by deleting the words “on or before the Business Day after the Effective Date” and replacing them with the words “on the Business Day after the suspension of trading in Afterpay Shares”.

(d)	Clause 5.3(k) (“Conditions Precedent certificate”) of the Original Document is amended by deleting “and made in accordance with a resolution of its board”.

(e)	Clause 5.3(l) (“Scheme Consideration”) of the Original Document is amended by adding the words “and the Condition Subsequent is satisfied” after the word “Effective”.

(f)	Clause 5.4(b) (“Scheme Consideration”) of the Original Document is amended by adding the words “and the Condition Subsequent is satisfied” after the word “Effective”.

(g)	Clause 5.4(c) (“Share transfer”) of the Original Document is amended by adding the words “and the Condition Subsequent is satisfied” after the word “Effective”.

(h)

Clause 5.10(c) (“Minority Interests”) of the Original Document is amended by deleting the words “the Scheme becoming Effective” and replacing them with the words “the Condition Subsequent being satisfied”.

(i)	Clause 6.1(a) (“Afterpay Board recommendation”) of the Original Document is amended by deleting the words “and acting reasonably”.

(j)

Clauses 10.2(a) (“Payment by Afterpay to Square”) and 11.2(d) (“Payment by Square to Afterpay”) of the Original Document are amended by deleting the words “Effective Date” and replacing them with the words “the date the Condition Subsequent is satisfied”.

(k)

Clauses 10.3 (“No amount payable if Scheme becomes Effective”) and 11.3 (“No amount payable if Scheme becomes Effective”) of the Original Document are amended by deleting the words “becomes Effective” and replacing them with the words “the Condition Subsequent is satisfied”.

(l)

Clause 13.1(a) (“End Date”) of the Original Document is amended by deleting the words “Scheme has not become Effective” in the first line and replacing them with the words “Condition Subsequent has not been satisfied”, adding a full stop after “End Date” and deleting the rest of the wording in the subclause.

(m)	Clause 13.1(g) (“consultation or appeal failure”) of the Original Document is amended by adding “3.1A(c),” after the word “clause”.

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(n)	Annexure B (“Scheme of Arrangement”) of the Original Document is deleted and replaced with Annexure A of this document.

(o)	Attachment 2 to the Afterpay Disclosure Letter is amended by deleting the words “the Effective Date” in the row entitled “UK ESOP” and replacing them with the words “the Equity Acceleration Date”.

3	Confirmation and acknowledgement

3.1	Confirmation

Each party confirms that:

(a)	except as provided for in clause 2 (“Amendments”), no other amendments are to be made to the Original Document; and

(b)	the Original Document as amended by this document continues in full force and effect.

3.2	Conflict

If there is a conflict between the Original Document and this document, the terms of this document prevail.

4	General

4.1	Incorporation of general provisions

Clauses 1 (“Definitions and interpretation”), 16 (“Notices and other communications”), 19 (“General”) and 20.2 (“Serving documents”) of the Original Document apply to this document as if they were fully set out in this document.

4.2	Counterparts

This document may consist of a number of copies, each signed by one or more parties to it. If so, the signed copies are treated as making up a single document.

5	Governing law

The law in force in the State of Victoria governs this document. Each party submits to the non-exclusive jurisdiction of the courts of that place.

EXECUTED as a deed

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Amending Deed

Signing page

SIGNED, SEALED AND DELIVERED	)
by SQUARE, INC. in the presence of:	)
)
)
)
)
	)	/s/ Amrita Ahuja
	)	Signature of authorised signatory
)
)
	)	Amrita Ahuja
	)	Name of authorised signatory
EXECUTED by LANAI (AU) 2 PTY	)
LTD (ACN 652 352 451) in accordance	)
with section 127(1) of the Corporations	)
Act 2001 (Cth) by authority of its	)
directors:	)
)
	)	/s/ Philip Michael Seabrease
/s/ Samina Hussain-Letch	)	Signature of director/company
Signature of director	)	secretary*
	)	*delete whichever is not applicable
)
SAMINA HUSSAIN-LETCH	)	PHILIP MICHAEL SEABREASE
Name of director (block letters)		Name of director/company secretary*
(block letters)
*delete whichever is not applicable
EXECUTED by AFTERPAY LIMITED	)
(ACN 618 280 649) in accordance with	)
section 127(1) of the Corporations Act	)
2001 (Cth) by authority of its directors:	)
)
)
/s/ Elana Rubin	)	/s/ Anthony Eisen
Signature of director	)	Signature of director/company
	)	secretary*
	)	*delete whichever is not applicable
Elana Rubin	)
Name of director (block letters))		Anthony Eisen
Name of director/company secretary*
(block letters)
*delete whichever is not applicable

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Annexure A – Scheme of Arrangement

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Scheme of Arrangement

Dated                         2021

Afterpay Limited (“Afterpay”)

Scheme Participants

King & Wood Mallesons

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

DX 113 Sydney

www.kwm.com

Scheme of Arrangement

Contents

Details		1

General terms		2
1	Definitions and interpretation	2

1.1	Definitions	2
1.2	General interpretation	7
2	Preliminary	8

2.1	Afterpay	8
2.2	Square	8
2.3	Square Acquirer	8
2.4	If Scheme becomes Effective	8
2.5	Scheme Implementation Deed	8
2.6	Deed Poll	9
3	Conditions	9

3.1	Conditions precedent to Scheme	9
3.2	Conditions precedent and operation of clause 5	9
3.3	Certificate or other evidence in relation to conditions precedent	9
3.4	Condition Subsequent	9
4	Scheme	10

4.1	Effective Date	10
4.2	End Date	10
5	Implementation of Scheme	10

5.1	Elections	10
5.2	Lodgement of Court orders with ASIC	11
5.3	Transfer and registration of Afterpay Shares	11
5.4	Entitlement to Scheme Consideration	12
5.5	Title and rights in Afterpay Shares	12
5.6	Warranty by Scheme Participants	12
5.7	Transfer free of Encumbrances	12
5.8	Appointment of Square Acquirer as sole proxy	12
6	Scheme Consideration	13

6.1	Consideration under this Scheme	13
6.2	Scheme Consideration	13
6.3	Provision of Scheme Consideration	14
6.4	Fractional entitlements	15
6.5	Scheme Participants’ agreements	15
6.6	Ineligible Foreign Shareholder Sale Facility	16
6.7	Orders of a Court or Governmental Authority	17
6.8	Shares to rank equally	17
6.9	Joint holders	18

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7	Dealings in Scheme Shares	18

7.1	Determination of Scheme Participants	18
7.2	Register	18
7.3	No disposals after Effective Date	18
7.4	Maintenance of Afterpay Register	18
7.5	Effect of certificates and holding statements	19
7.6	Details of Scheme Participants	19
7.7	Quotation of Afterpay Shares	19
7.8	Termination of quotation of Afterpay Shares	19

8	Instructions and notification	19

9	Power of attorney	20

10	Notices	20

10.1	No deemed receipt	20
10.2	Accidental omission	20
11	General	20

11.1	Variations, alterations and conditions	20
11.2	Further action by Afterpay	20
11.3	Authority and acknowledgement	20
11.4	No liability when acting in good faith	21
11.5	Enforcement of Deed Poll	21
11.6	Stamp duty	21
12	Governing law	21

12.1	Governing law and jurisdiction	21
12.2	Serving documents	21

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Scheme of Arrangement

Details

Parties

Afterpay	Name	Afterpay Limited

	ACN	618 280 649

	Formed in	Victoria

	Address	Level 23, 2 Freshwater Place Melbourne VIC
3006, Australia

	Email	legal@afterpay.com.au

	Attention	General Counsel

Scheme Participants	Each person who is an Afterpay Shareholder as at the Record Date.

Governing law	Victoria

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General terms

1	Definitions and interpretation

1.1	Definitions

Unless the contrary intention appears, these meanings apply:

ACCC means the Australian Competition and Consumer Commission.

Afterpay Share means a fully paid ordinary share in the capital of Afterpay.

Afterpay Shareholder means each person who is registered in the Register of Afterpay as a holder of Afterpay Shares.

ASIC means the Australian Securities & Investments Commission.

ASX means ASX Limited ACN 008 624 691 or the market operated by it, as the context requires.

ASX Official List means the official list of the entities that ASX has admitted and not removed.

ASX Settlement means ASX Settlement Pty Limited (ABN 49 008 504 532) as the holder of a licence to operate a clearing and settlement facility.

ASX Settlement Operating Rules means the operating rules of the clearing and settlement facility operated by ASX Settlement from time to time as modified by any express written waiver or exemption given by ASX or ASX Settlement.

ATO means the Australian Taxation Office.

Australian Admission means the admission of Square to the ASX Official List as an ASX foreign exempt listing and the official quotation of all New Square CDIs on ASX.

Bank of Spain Approval means:

(a)

the receipt of written confirmation from the Bank of Spain in accordance with section 17 of Royal Decree-law 19/2018 and section 25 of Royal Decree 84/2015 that it has no objection to the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme, either without conditions or with conditions acceptable to Square (having regard to clause 3.4 of the Scheme Implementation Deed);

(b)

the receipt of written confirmation from the Bank of Spain that clearance of the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme is not required pursuant to either section 17 of Royal Decree-law 19/2018 or section 25 of Royal Decree 84/2015; or

(c)

the expiry of any waiting period for authorisation pursuant to section 25.5 of Royal Decree 84/2015 applicable to the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme, without an express objection to such transfer from the Bank of Spain.

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Business Day means a business day as defined in the Listing Rules, provided that such day is neither:

(a)	a day on which the banks in Sydney, New South Wales, Australia, are authorised or required to close, nor

(b)	a day on which the banks in San Francisco, California, United States of America, are authorised or required to close.

CDI means CHESS depository interest, being a unit of beneficial interest in shares of a foreign registered company, registered in the name of the CDN, or held in the form of beneficial ownership.

CDI Elected Shareholder means each of:

(a)	an Eligible AUSNZ Shareholder who has not made a Share Election; and

(b)	an Eligible Non-AUSNZ Shareholder who has made a CDI Election.

CDI Election means a valid election for New Square CDIs made by an Eligible Non-AUSNZ Shareholder pursuant to the terms of this Scheme.

CDI Election Form means the form to be completed by an Eligible Non-AUSNZ Shareholder who wishes to make a CDI Election.

CDN means CHESS Depositary Nominees Pty Limited (ACN 071 346 506).

CHESS means Clearing House Electronic Subregister System or share transfers operated by ASX Settlement and Transfer Corporation Pty Ltd.

Condition Subsequent means the condition set out in clause 3.4(a) of this Scheme.

Corporations Act means the Corporations Act 2001 (Cth), as amended from time to time.

Court means the Supreme Court of New South Wales, or another court of competent jurisdiction under the Corporations Act agreed in writing by Square and Afterpay.

Court Approval means the condition precedent outlined in clause 3.1(h) of the Scheme Implementation Deed.

Deed Poll means the deed poll executed by Square and Square Acquirer on 28 October 2021 under which Square and Square Acquirer covenant in favour of each Scheme Participant to perform the obligations attributed to Square and Square Acquirer under this Scheme.

Details means the section of this agreement headed “Details”.

Effective means the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) of the Corporations Act in relation to this Scheme, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.

Effective Date means the date on which this Scheme becomes Effective.

Election Date means the 4th Business Day before the Record Date or such other date as agreed in writing by Afterpay and Square.

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Election Withdrawal Form means the form to be completed by Eligible AUSNZ Shareholders or Eligible Non-AUSNZ Shareholders who have made a Share Election or CDI Election (as applicable) who wishes to withdraw that Share Election or CDI Election (as applicable).

Eligible AUSNZ Shareholder means a Scheme Participant whose Registered Address as at the Record Date is in Australia or New Zealand.

Eligible Non-AUSNZ Shareholder means a Scheme Participant whose Registered Address as at the Record Date is not in Australia or New Zealand (other than an Ineligible Foreign Shareholder).

Encumbrance means any security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention or flawed deposit arrangement and any “security interest” as defined in sections 12(1) or (2) of the PPSA, right of first refusal, preemptive right, any similar restriction, or any agreement to create any of them or allow them to exist.

End Date means the date that is 12 months after the date of the Scheme Implementation Deed or such other date as is agreed in writing by Square and Afterpay.

FIRB means the Australian Foreign Investment Review Board.

Governmental Authority means:

(a)

any supranational, national, federal, state, county, municipal, local, provincial or foreign government or any entity exercising executive, legislative, judicial, arbitral, regulatory, taxing, or administrative functions of or pertaining to government;

(b)	any public international governmental organisation;

(c)

any agency, division, bureau, department, committee, or other political subdivision of any government, entity or organisation described in the foregoing clauses (a) or (b) of this definition (including patent and trademark offices); or

(d)	quasi-governmental, self-regulatory agency, commission or authority, including any national securities exchange or national quotation system,

and includes ASX, ACCC, ASIC, the Takeovers Panel, FIRB, OIO, ATO, Bank of Spain, Spain FDI Authority, Department of Justice, US Federal Trade Commission and any state or territory revenue offices.

Implementation means the implementation of this Scheme in accordance with its terms after this Scheme has become Effective and the Condition Subsequent has been satisfied and Implement has a corresponding meaning.

Implementation Date means the 5th Business Day following the Record Date or such other date after the Record Date as is agreed in writing by Square and Afterpay.

Ineligible Foreign Shareholder means an Afterpay Shareholder whose address shown in the Register is a place outside Australia and its external territories, Canada, Hong Kong, New Zealand, Singapore, Switzerland, United Kingdom and the United States or who is acting on behalf of such a person, unless Square determines that:

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(a)	it is lawful and not unduly onerous or unduly impracticable to issue that Afterpay Shareholder with the New Square Shares or New Square CDIs on implementation of this Scheme; and

(b)

it is lawful for that Afterpay Shareholder to participate in this Scheme by the law of the relevant place outside Australia and its external territories, Canada, Hong Kong, New Zealand, Singapore, Switzerland, United Kingdom and the United States.

Ineligible Foreign Shareholder Sale Facility means the facility to be conducted in accordance with clause 6.6.

Listing Rules means the Listing Rules of ASX.

New Square CDIs means the Square CDIs to be issued to Scheme Participants as Scheme Consideration under this Scheme.

New Square Shares means the fully paid Square Class A Shares to be issued to Scheme Participants as Scheme Consideration under this Scheme.

Nominee Holder has the meaning given in clause 5.1(f).

NYSE means the New York Stock Exchange.

OIO means the New Zealand Overseas Investment Office.

PPSA means the Personal Property Securities Act 2009 (Cth).

Record Date means 7:00pm on the day which is the later of:

(a)	six Business Days after the day on which the Condition Subsequent is satisfied; or

(b)	the Business Day following the date that is 30 calendar days after the Effective Date,

or any other date as agreed by Afterpay and Square.

Register means the register of members of Afterpay maintained by or on behalf of Afterpay in accordance with section 168(1) of the Corporations Act.

Registered Address means, in relation to an Afterpay Shareholder, the address shown in the Register.

Registry means Computershare Investor Services or such other person nominated by Afterpay to maintain the Register.

Sale Agent means an entity or person appointed by Square (after consultation with Afterpay and with Afterpay’s approval, not to be unreasonably withheld) to sell New Square Shares under the Sale Facility that are attributable to Ineligible Foreign Shareholders.

Scheme means this scheme of arrangement between Afterpay and Scheme Participants under which all of the Scheme Shares will be transferred to Square Acquirer under Part 5.1 of the Corporations Act as described in clause 6 of this Scheme, in consideration for the Scheme Consideration, subject to any amendments or conditions made or required by the Court pursuant to section 411(6) of the Corporations Act to the extent they are approved in writing by Afterpay and Square in accordance with clause 11 of this Scheme.

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Scheme Consideration means the consideration payable by Square Acquirer (or by Square on behalf of and at the direction of Square Acquirer) for the transfer of Afterpay Shares held by a Scheme Participant to Square Acquirer, being, in respect of each Afterpay Share:

(a)	where the Scheme Participant is a Share Elected Shareholder, 0.375 New Square Shares; and

(b)	where the Scheme Participant is a CDI Elected Shareholder, 0.375 New Square CDIs.

Scheme Implementation Deed means the Scheme Implementation Deed dated 2 August 2021 between Afterpay, Square and Square Acquirer under which, amongst other things, Afterpay has agreed to propose this Scheme to Afterpay Shareholders, and each of Square, Square Acquirer and Afterpay have agreed to take certain steps to give effect to this Scheme, a copy of which was released in full to ASX on 2 August 2021.

Scheme Meeting means the meeting of Afterpay Shareholders ordered by the Court to be convened pursuant to section 411(1) of the Corporations Act at which Afterpay Shareholders will vote on this Scheme.

Scheme Participant means each person who is an Afterpay Shareholder as at the Record Date.

Scheme Share means an Afterpay Share held by a Scheme Participant as at the Record Date and, for the avoidance of doubt, includes any Afterpay Shares issued on or before the Record Date.

Second Court Date means the first day on which an application made to the Court under section 411(4)(b) of the Corporations Act approving the Scheme is heard or scheduled to be heard or, if the application is adjourned for any reason, the date on which the adjourned application is heard or scheduled to be heard.

Share Elected Shareholder means:

(a)	an Eligible AUSNZ Shareholder who has made a valid Share Election;

(b)	an Eligible Non-AUSNZ Shareholder who has not made a valid CDI Election.

Share Election means a valid election for New Square Shares made by an Eligible AUSNZ Shareholder pursuant to the terms of this Scheme.

Share Election Form means the form to be completed by an Eligible AUSNZ Shareholder who wishes to make a Share Election.

Share Scheme Transfer means, for each Scheme Participant, a duly completed and executed proper instrument of transfer of the Scheme Shares held by that Scheme Participant for the purposes of section 1071B of the Corporations Act, which may be a master transfer of all Scheme Shares.

Spain FDI Authority means the Spanish Council of Ministers (Consejo de Ministros), or any other competent public authority.

Spanish Subsidiaries means Clearpay S.A.U and Clearpay Technology S.L.U.

Square means Square, Inc.

Square Acquirer means Lanai (AU) 2 Pty Ltd (ACN 652 352 451).

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Square CDI means a unit of beneficial ownership in a Square Class A Share (in the form of a CDI) that is registered in the name of CDN in accordance with the ASX Settlement Operating Rules, for the purpose of enabling the securities to be recorded and transferred in accordance with those operating rules.

Square Class A Share means a share of Class A common stock of Square.

Square Class B Share means a share of Class B common stock of Square.

Square Register means the register of shareholders maintained by Square or its agent.

Square Share means a Square Class A Share or Square Class B Share, as applicable.

Subsidiary of an entity means another entity which:

(a)	is a subsidiary of the first entity within the meaning of the Corporations Act; and

(b)

is part of a consolidated entity constituted by the first entity and the entities it is required to include in the consolidated financial statements it prepares, or would be if the first entity was required to prepare consolidated financial statement.

Takeovers Panel means the Australian Takeovers Panel.

1.2	General interpretation

Headings and labels used for definitions are for convenience only and do not affect interpretation. Unless the contrary intention appears, in this document:

(a)	the singular includes the plural and vice versa;

(b)	the meaning of general words is not limited by specific examples introduced by “including”, “for example”, “such as” or similar expressions;

(c)	a reference to “person” includes an individual, a body corporate, a partnership, a joint venture, an unincorporated association and an authority or any other entity or organisation;

(d)	a reference to a particular person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(e)	a reference to a time of day is a reference to the time in Melbourne, Australia;

(f)	a reference to dollars, $ or A$ is a reference to the currency of Australia;

(g)	a reference to any legislation includes regulations under it and any consolidations, amendments, re-enactments or replacements of any of them;

(h)	a reference to a group of persons is a reference to any 2 or more of them jointly and to each of them individually;

(i)	a period of time starting from a given day or the day of an act or event, is to be calculated exclusive of that day;

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(j)	if a party must do something under this document on or by a given day and it is done after 5.00pm on that day, it is taken to be done on the next day; and

(k)	if the day on which a party must do something under this document is not a Business Day, the party must do it on the next Business Day.

2	Preliminary

2.1	Afterpay

Afterpay is:

(a)	a public company limited by shares;

(b)	incorporated in Australia and registered in Victoria; and

(c)	admitted to the official list of ASX and Afterpay Shares are officially quoted on the stock market conducted by ASX.

As at 2 August 2021, Afterpay had on issue 290,073,416 Afterpay Shares.

2.2	Square

Square is:

(a)	a corporation incorporated under the laws of the State of Delaware; and

(b)	Square Shares are officially listed on the NYSE.

2.3	Square Acquirer

Square Acquirer is:

(a)	a proprietary company limited by shares; and

(b)	incorporated in Australia and registered in Victoria.

2.4	If Scheme becomes Effective

If this Scheme becomes Effective and the Condition Subsequent is satisfied:

(a)

in consideration of the transfer of each Scheme Share to Square Acquirer, Square Acquirer will provide or procure the provision of the Scheme Consideration to each Scheme Participant in accordance with the terms of this Scheme;

(b)	all Scheme Shares will be transferred to Square Acquirer on the Implementation Date; and

(c)	Afterpay will enter the name of Square Acquirer in the Register in respect of all Scheme Shares transferred to Square Acquirer in accordance with the terms of this Scheme.

2.5	Scheme Implementation Deed

Afterpay, Square and Square Acquirer have agreed by executing the Scheme Implementation Deed to implement the terms of this Scheme.

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2.6	Deed Poll

Square and Square Acquirer have executed the Deed Poll for the purpose of covenanting in favour of the Scheme Participants to perform (or procure the performance of) the obligations attributable to Square and Square Acquirer as contemplated by this Scheme, including to provide the Scheme Consideration to the Scheme Participants.

3	Conditions

3.1	Conditions precedent to Scheme

This Scheme is conditional on, and will have no force or effect until, the satisfaction of each of the following conditions precedent:

(a)	as at 8.00am on the Second Court Date, the Scheme Implementation Deed and Deed Poll not having been terminated;

(b)

all of the conditions precedent in clause 3.1 of the Scheme Implementation Deed having been satisfied or waived (other than the condition precedent relating to Court Approval set out in item 3.1(h) of the Scheme Implementation Deed) in accordance with the terms of the Scheme Implementation Deed;

(c)

the Court having approved this Scheme, with or without any modification or condition, pursuant to section 411(4)(b) of the Corporations Act, and if applicable, Afterpay and Square having accepted in writing any modification or condition made or required by the Court under section 411(6) of the Corporations Act; and

(d)

the coming into effect, pursuant to section 411(10) of the Corporations Act, of the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable, section 411(6) of the Corporations Act) in relation to this Scheme.

3.2	Conditions precedent and operation of clause 5

The satisfaction of each condition of clause 3.1 of this Scheme is a condition precedent to the operation of clause 5 of this Scheme.

3.3	Certificate or other evidence in relation to conditions precedent

Afterpay and Square must provide to the Court on the Second Court Date a certificate, or such other evidence as the Court requests, confirming (in respect of matters within their knowledge) whether or not all of the conditions precedent set out in clause 3.1 of this Scheme (other than the conditions precedent in clauses 3.1(c), and 3.1(d) of this Scheme and clause 3.1(h) of the Scheme Implementation Deed) have been satisfied or waived as at 8.00am on the Second Court Date.

The certificate referred to in this clause 3.3 will constitute conclusive evidence of whether the conditions precedent referred to in clause 3.1 of this Scheme (other than the condition precedent in clauses 3.1(c) and 3.1(d) of this Scheme and clause 3.1(h) of the Scheme Implementation Deed) have been satisfied or waived as at 8.00am on the Second Court Date.

3.4	Condition Subsequent

(a)	It is a condition subsequent to the Scheme that Square obtains the Bank of Spain Approval on or before 14 April 2022 (Condition Subsequent).

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(b)	Notwithstanding any other provision of this Scheme, Implementation is conditional upon, and must not take place until, the Condition Subsequent is satisfied.

(c)	The Condition Subsequent is satisfied if, by no later than 14 April 2022, Square notifies Afterpay in writing that the Bank of Spain Approval has occurred.

(d)

Square must notify Afterpay in writing within one Business Day of receiving notification that the Bank of Spain has made a decision whether or not to grant the Bank of Spain Approval or the expiry of any waiting period for the Bank of Spain Approval.

(e)	If the Condition Subsequent is not satisfied on or before 14 April 2022, then this Scheme will lapse and be of no further force or effect.

4	Scheme

4.1	Effective Date

Subject to clause 4.2, this Scheme will come into effect pursuant to section 411(10) of the Corporations Act on and from the Effective Date.

4.2	End Date

This Scheme will lapse and be of no further force or effect if:

(a) the Effective Date does not occur on or before the End Date; or

(b) the Scheme Implementation Deed or Deed Poll is terminated in accordance with its terms.

5	Implementation of Scheme

5.1	Elections

(a)

A Scheme Participant who is an Eligible AUSNZ Shareholder may make a Share Election to receive New Square Shares instead of New Square CDIs by completing a Share Election Form and returning it to the address specified in the Share Election Form so that it is received by the Registry (and not withdrawn) by no later than 5.00pm on the Election Date.

(b)

Subject to clause 5.1(c), a Scheme Participant who is an Eligible Non-AUSNZ Shareholder may make a CDI Election to receive New Square CDIs instead of New Square Shares by completing a CDI Election Form and returning it to the address specified in the CDI Election Form so that it is received by the Registry (and not withdrawn) by no later than 5.00pm on the Election Date.

(c)

In the event that ASX does not grant approval for Australian Admission on or before the Business Day after the Effective Date, and Square and Afterpay both provide written consent in accordance with clause 4.4 of the Scheme Implementation Deed, all CDI Elections will be disregarded and the entitlements of all Scheme Participants (including those who made a CDI Election) will be satisfied by the distribution of New Square Shares in the manner described in clause 6.2(a).

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(d)

A Scheme Participant may withdraw their Share Election under clause 5.1(a) or their CDI Election under clause 5.1(b) by lodging an Election Withdrawal Form provided that it is received by the Registry by no later than 5.00pm on the Election Date.

(e)

Subject to clause 5.1(f), a Share Election under clause 5.1(a) or a CDI Election under clause 5.1(b) may only be made in respect of all and not part of the Afterpay Shares held by the relevant Scheme Participant.

(f)	A Scheme Participant who holds one or more parcels of Afterpay Shares as trustee or nominee for, or otherwise on account of, another person (“Nominee Holder”):

(i)

subject to clause 5.1(f)(ii), may make separate elections in accordance with clauses 5.1(a) or 5.1(b) in relation to each of those parcels of Afterpay Shares by lodging a separate election form for each separate holding in accordance with clauses 5.1(a) or 5.1(b), and in each case in accordance with clause 5.1(e); and

(ii)

for the purposes of determining entitlements under this Scheme, will be treated as if they were a separate CDI Elected Shareholder or Share Elected Shareholder (as relevant) in respect of each parcel of Afterpay Shares in respect of which an election has been made.

(g)

Square Acquirer will determine, in its sole discretion, all questions as to the correct completion of a CDI Election Form, Share Election Form or Election Withdrawal Form, and time of receipt of such form. Square Acquirer is not required to communicate with any Scheme Participant prior to making this determination. The determination of Square Acquirer will be final and binding on the Scheme Participant.

5.2	Lodgement of Court orders with ASIC

If the conditions precedent set out in clause 3.1 of this Scheme (other than the condition precedent in clause 3.1(d) of this Scheme) are satisfied, Afterpay must lodge with ASIC, in accordance with section 411(10) of the Corporations Act, an office copy of the Court order approving this Scheme as soon as possible, and in any event by no later than 4.00pm on the first Business Day after the day on which the Court approves this Scheme or such later time as Square and Afterpay agree in writing.

5.3	Transfer and registration of Afterpay Shares

On the Implementation Date, but subject to the provision of the Scheme Consideration for the Scheme Shares in accordance with clause 6 of this Scheme and Square Acquirer having provided Afterpay with written confirmation of the provision of the Scheme Consideration:

(a)

the Scheme Shares, together with all rights and entitlements attaching to the Scheme Shares as at the Implementation Date, will be transferred to Square Acquirer, without the need for any further act by any Scheme Participant (other than acts performed by Afterpay as attorney and agent for Scheme Participants under clause 9 of this Scheme), by:

(i)	Afterpay delivering to Square Acquirer a duly completed and executed Share Scheme Transfer executed on behalf of the Scheme Participants by Afterpay, for registration; and

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(ii)	Square Acquirer duly executing the Share Scheme Transfer and delivering it to Afterpay for registration; and

(b)

as soon as practicable after receipt of the duly executed Share Scheme Transfer, Afterpay must enter, or procure the entry of, the name of Square Acquirer in the Register in respect of all Scheme Shares transferred to Square Acquirer in accordance with the terms of this Scheme.

5.4	Entitlement to Scheme Consideration

On the Implementation Date, in consideration for the transfer to Square Acquirer of the Scheme Shares, each Scheme Participant will be entitled to receive the Scheme Consideration in respect of each of their Scheme Shares in accordance with clause 6 of this Scheme.

5.5	Title and rights in Afterpay Shares

Subject to the provision of the Scheme Consideration for the Scheme Shares as contemplated by clause 6 of this Scheme, on and from the Implementation Date, Square Acquirer will be beneficially entitled to the Scheme Shares transferred to it under the Scheme, pending registration by Afterpay of Square Acquirer in the Register as the holder of the Scheme Shares.

5.6	Warranty by Scheme Participants

Each Scheme Participant warrants to and is deemed to have authorised Afterpay to warrant to Square Acquirer as agent and attorney for the Scheme Participant by virtue of this clause 5.6, that:

(a)

all their Scheme Shares (including any rights and entitlements attaching to those shares) transferred to Square Acquirer under the Scheme will, as at the date of the transfer, be fully paid and free from all Encumbrances; and

(b)	they have full power and capacity to sell and to transfer their Scheme Shares (including any rights and entitlements attaching to those shares) to Square Acquirer under this Scheme.

5.7	Transfer free of Encumbrances

To the extent permitted by law, all Afterpay Shares (including any rights and entitlements attaching to those shares) which are transferred to Square Acquirer under this Scheme will, at the date of the transfer of them to Square Acquirer, vest in Square Acquirer free from all Encumbrances and interests of third parties of any kind, whether legal or otherwise, and free from any restrictions on transfer of any kind not referred to in this Scheme.

5.8	Appointment of Square Acquirer as sole proxy

Subject to the provision of the Scheme Consideration for the Scheme Shares as contemplated by clauses 5.3 and 6 of this Scheme, on and from the Implementation Date until Afterpay registers Square Acquirer as the holder of all of the Afterpay Shares in the Register, each Scheme Participant:

(a)

irrevocably appoints Afterpay as attorney and agent (and directs Afterpay in such capacity) to appoint Square Acquirer and each of its directors from time to time (jointly and each of them individually) as its sole proxy, and where applicable corporate representative, to attend shareholders’ meetings, exercise the votes attaching to Afterpay Shares registered in its name and sign any shareholders resolution, and no Scheme Participant may itself attend or vote at any of those meetings or sign any resolutions, whether in person, by proxy or by corporate representative (other than pursuant to this clause 5.8(a));

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(b)	must take all other actions in the capacity of the registered holder of Afterpay Shares as Square Acquirer directs; and

(c)

acknowledges and agrees that in exercising the powers referred to in clause 5.8(a), Square Acquirer and any director or corporate representative nominated by Square Acquirer under clause 5.8(a) may act in the best interests of Square Acquirer as the intended registered holder of the Scheme Shares.

Afterpay undertakes in favour of each Scheme Participant that it will appoint Square Acquirer and each of its directors from time to time (jointly and each of them individually) as that Scheme Participant’s proxy or, where applicable, corporate representative in accordance with clause 5.8(a) of this Scheme.

6	Scheme Consideration

6.1	Consideration under this Scheme

On the Implementation Date, Square Acquirer:

(a)

must provide or procure as set forth in clause 6.1(b), in consideration for the transfer to Square Acquirer of the Afterpay Shares, the Scheme Consideration is issued to the Scheme Participants (or to the Sale Agent in accordance with clause 6.6) in accordance with this clause 6; and

(b)

agrees to cause Square to, and Square will at the direction of and on behalf of Square Acquirer (in satisfaction of Square Acquirer’s obligation to provide such Scheme Consideration under clause 6.1(a)), issue the Scheme Consideration in accordance with this clause 6. If Square Acquirer fails to provide direction to Square as contemplated by this clause 6.1(b) (or to have otherwise procured the provision of the Scheme Consideration) within 1 Business Day following the Record Date, Square Acquirer will be deemed to have provided such direction to Square and Square agrees that it will take the actions required by this clause 6.1(b).

6.2	Scheme Consideration

Subject to the terms and conditions of this Scheme (including clause 6.6 in relation to Ineligible Foreign Shareholders, clause 6.4 in relation to fractional elements and satisfying the Condition Subsequent), the Scheme Consideration to be provided to each Scheme Participant will be provided:

(a)

in respect of a Share Elected Shareholder, by the issue by Square (on behalf of and at the direction of Square Acquirer) of the Scheme Consideration comprising New Square Shares to that Scheme Participant on the Implementation Date; and

(b)

in respect of a CDI Elected Shareholder, by the issue by Square (on behalf of and at the direction of Square Acquirer) of Scheme Consideration comprising New Square CDIs to that Scheme Participant on the Implementation Date.

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6.3	Provision of Scheme Consideration

Subject to the other provisions of this clause 6, the obligations of Square Acquirer to provide (or procure the provision of) the Scheme Consideration to the Scheme Participants will be satisfied:

(a)	in the case of Scheme Consideration that is required to be provided to Scheme Participants in the form of New Square Shares, by Square procuring that:

(i)	the name and address of each such Scheme Participant is entered into the Square Register on the Implementation Date in respect of the New Square Shares to which it is entitled under this clause 6; and

(ii)

a share certificate or holding statement (or equivalent document) is sent to the Registered Address of each such Scheme Participant representing the number of New Square Shares issued to the Scheme Participant pursuant to this Scheme;

(b)	in the case of Scheme Consideration that is required to be provided to Scheme Participants in the form of New Square CDIs, by Square:

(i)	issuing to CDN to be held on trust that number of New Square Shares that will enable CDN to issue New Square CDIs as envisaged by this clause 6 on the Implementation Date;

(ii)

procuring that the name and address of CDN is entered into the Square Register in respect of those New Square Shares on the Implementation Date and that a share certificate or holding statement (or equivalent document) in the name of CDN representing those New Square Shares is sent to CDN;

(iii)	procuring that on the Implementation Date, CDN issues to each such Scheme Participant the number of New Square CDIs to which it is entitled under this clause 6;

(iv)

procuring that on the Implementation Date, the name of each such Scheme Participant is entered in the records maintained by CDN as the holder of the New Square CDIs issued to that Scheme Participant on the Implementation Date;

(v)

in the case of each such Scheme Participant who held Scheme Shares on the CHESS subregister – procuring that the CDIs are held on the CHESS subregister on the Implementation Date and sending or procuring the sending of an allotment advice that sets out the number of New Square CDIs issued and procuring that ASX Settlement and Transfer Corporation Pty Ltd will provide at the end of the month of allotment a CDI holding statement confirming the number of New Square CDIs held on the CHESS subregister by that Scheme Participant; and

(vi)

in the case of each such Scheme Participant who held Scheme Shares on the issuer sponsored subregister – procuring that the New Square CDIs are held on the issuer sponsored subregister on the Implementation Date and sending or procuring the sending of a CDI holding statement to each such Scheme Participant which sets out the number of New Square CDIs held on the issuer sponsored subregister by that Scheme Participant.

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6.4	Fractional entitlements

(a)

If the number of Afterpay Shares held by a Scheme Participant at the Record Date is such that the aggregate entitlement of the Scheme Participant to Scheme Consideration comprising New Square Shares or New Square CDIs includes a fractional entitlement to a New Square Share or New Square CDI, the entitlement will be rounded as follows:

(i)	if the fractional entitlement is less than 0.5, it will be rounded down to zero New Square Shares or New Square CDIs; and

(ii)	if the fractional entitlement is equal to or more than 0.5, it will be rounded up to one New Square Share or New Square CDI.

(b)

If a Nominee Holder makes separate elections in relation to parcels of Afterpay Shares it holds as trustee or nominee for, or otherwise on account of, another person, then for the purposes of this clause 6.4 the Scheme Consideration of the Nominee Holder will be calculated and rounded based on each nominated parcel of Afterpay Shares held by the Nominee Holder as trustee or nominee for, or otherwise on account of, another person.

(c)

If a Nominee Holder does not make separate elections in relation to parcels of Afterpay Shares it holds as trustee or nominee for, or otherwise on account of, another person, then for the purposes of this clause 6.4, the Scheme Consideration for the Nominee Holder will be calculated and rounded based on the aggregate number of Afterpay Shares held by the Nominee Holder in those parcels as trustee or nominee for, or otherwise on account of, other persons.

6.5	Scheme Participants’ agreements

Under	this Scheme, each Scheme Participant (and the Sale Agent) irrevocably:

(a)	agrees to the transfer of their Afterpay Shares together with all rights and entitlements attaching to those Afterpay Shares in accordance with this Scheme;

(b)	agrees to the variation, cancellation or modification of the rights attached to their Afterpay Shares constituted by or resulting from this Scheme;

(c)	agrees to, on the direction of Square Acquirer, destroy any holding statements or share certificates relating to their Afterpay Shares;

(d)

agrees to become a shareholder of Square, to have their name entered in the Square Register, accepts the New Square Shares or New Square CDIs (as relevant) issued to them and agrees to be bound by Square’s Amended and Restated Certificate of Incorporation;

(e)

agrees and acknowledges that the issue of New Square Shares or New Square CDIs (as applicable) in accordance with clause 6.1 constitutes satisfaction of all that person’s entitlements under this Scheme;

(f)

acknowledges that this Scheme binds Afterpay and all of the Scheme Participants from time to time (including those who do not attend the Scheme Meeting and those who do not vote, or vote against this Scheme, at the Scheme Meeting); and

(g)

consents to Afterpay, Square and Square Acquirer doing all things and executing all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to this Scheme and the transactions contemplated by it.

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6.6	Ineligible Foreign Shareholder Sale Facility

Where a Scheme Participant is an Ineligible Foreign Shareholder, each Ineligible Foreign Shareholder authorises Square Acquirer (or Square at the direction of and on behalf of Square Acquirer) to:

(a)	issue to the Sale Agent any New Square Shares to which an Ineligible Foreign Shareholder would otherwise be entitled to (Relevant Square Shares);

(b)	procure, as soon as reasonably practicable after the Implementation Date, and in no event no more than 30 days after the Implementation Date, that the Sale Agent:

(i)

sells or procures the sale of all of the Relevant Square Shares issued to the Sale Agent pursuant to clause 6.6(a) (including on an aggregated or partially aggregate basis), in the ordinary course of trading on NYSE at such price as the Sale Agent determines in good faith; and

(ii)

remits to Square Acquirer (or Square at the direction of and on behalf of Square Acquirer) the proceeds of sale (net of any applicable brokerage, stamp duty and other selling costs, taxes and charges) (Proceeds); and

(c)

as soon as reasonably practicable after the last sale of the Relevant Square Shares in accordance with clause 6.6(b)(i), pay to each Ineligible Foreign Shareholder an amount equal to the proportion of the net proceeds of sale received by Square under clause 6.6(b)(ii) to which that Ineligible Foreign Shareholder is entitled, in full satisfaction of their entitlement to the Relevant Square Shares, in accordance with the following formula:

A = (B/C) x D

Where

A is the amount to be paid to the Ineligible Foreign Shareholder;

B is the number of Relevant Square Shares attributable to, and that would otherwise have been issued to, that Ineligible Foreign Shareholder had it not been an Ineligible Foreign Shareholder and which are instead issued to the Sale Agent;

C is the total number of Relevant Square Shares attributable to, and which would otherwise have been issued to, all Ineligible Foreign Shareholders collectively and which are instead issued to the Sale Agent; and

D is the Proceeds (as defined in clause 6.6(b)(ii)).

(d)

None of Afterpay, Square or Square Acquirer make any representation as to the amount of proceeds of sale to be received by Ineligible Foreign Shareholders under the Ineligible Foreign Shareholder Sale Facility. Each of Afterpay, Square and Square Acquirer expressly disclaim any fiduciary duty to the Ineligible Foreign Shareholders which may arise in connection with the Ineligible Foreign Shareholder Sale Facility.

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6.7	Orders of a Court or Governmental Authority

(a)

Afterpay may deduct and withhold from any consideration which would otherwise be provided to a Scheme Participant in accordance with this clause 6, any amount which Afterpay, Square and Square Acquirer determine is required to be deducted and withheld from that consideration under any applicable law, including any order, direction or notice made or given by a court of competent jurisdiction or by another Governmental Authority.

(b)

To the extent that amounts are so deducted or withheld, such deducted or withheld amounts will be treated for all purposes under this Scheme as having been paid to the person in respect of which such deduction and withholding was made, provided that such deducted or withheld amounts are actually remitted to the appropriate taxing agency.

(c)	If written notice is given to Afterpay of an order, direction or notice made or given by a court of competent jurisdiction or by another Governmental Authority that:

(i)

requires consideration which would otherwise be provided to a Scheme Participant in accordance with this clause 6 to instead be paid or provided to a Governmental Authority or other third party (either through payment of a sum or the issuance of a security), then Afterpay shall be entitled to procure that provision of that consideration is made in accordance with that order, direction or notice (and payment or provision of that consideration in accordance with that order, direction or notice will be treated for all purposes under this Scheme as having been paid or provided to that Scheme Participant); or

(ii)

prevents consideration being provided to any particular Scheme Participant in accordance with this clause 6, or the payment or provision of such consideration is otherwise prohibited by applicable law, Afterpay shall be entitled to (as applicable) direct Square not to issue (or procure the issue of), or to issue or provide to a trustee or nominee, such number of New Square Shares or New Square CDIs as that Scheme Participant would otherwise be entitled to under this clause 6, until such time as payment or provision of the consideration in accordance with this clause 6 is permitted by that order or direction or otherwise by law.

6.8	Shares to rank equally

Square covenants in favour of Afterpay (in its own right and on behalf of the Scheme Participants) that:

(a)	the New Square Shares and Square Class A Shares underlying New Square CDIs will rank equally in all respects with all existing Square Class A Shares (but not Square Class B Shares);

(b)	it will do everything reasonably necessary to ensure that trading in the New Square Shares and the New Square CDIs commences by the first Business Day after the Implementation Date;

(c)	the New Square Shares and New Square CDIs will be duly and validly issued in accordance with applicable laws and Square’s certificate of incorporation and bylaws; and

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(d) on issue, each New Square Share and New Square CDI will be fully paid and free from any Encumbrance.

6.9	Joint holders

In the case of Afterpay Shares held in joint names:

(a)

any New Square Shares or New Square CDIs (as applicable) to be issued under this Scheme must be issued and registered in the names of the joint holders and entry in the Square Register must take place in the same order as the holders’ names appear in the Register; and

(b)

any document required to be sent under this Scheme, will be forwarded to either, at the sole discretion of Afterpay, the holder whose name appears first in the Register as at the Record Date or to the joint holders.

7	Dealings in Scheme Shares

7.1	Determination of Scheme Participants

To establish the identity of the Scheme Participants, dealings in Scheme Shares or other alterations to the Register will only be recognised by Afterpay if:

(a)	in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Register as the holder of the relevant Scheme Shares on or before the Record Date; and

(b)

in all other cases, registrable transmission applications or transfers in registrable form in respect of those dealings are received on or before the Record Date at the place where the Register is kept.

7.2	Register

Afterpay must register any registrable transmission applications or transfers of the Scheme Shares received in accordance with clause 7.1(b) of this Scheme on or before the Record Date.

7.3	No disposals after Effective Date

If this Scheme becomes Effective, a holder of Scheme Shares (and any person claiming through that holder) must not dispose of or purport or agree to dispose of any Scheme Shares or any interest in them after the Record Date in any way except as set out in this Scheme and any such disposal will be void and of no legal effect whatsoever.

Afterpay will not accept for registration or recognise for any purpose any transmission, application or transfer in respect of Scheme Shares received after the Record Date (except a transfer to Square Acquirer pursuant to this Scheme and any subsequent transfer by Square Acquirer or its successors in title).

7.4	Maintenance of Afterpay Register

For the purpose of determining entitlements to the Scheme Consideration, Afterpay will maintain the Register in accordance with the provisions of this clause 7.4 until the Scheme Consideration has been issued to the Scheme Participants and Square Acquirer has been entered in the Register as the holder of all the Scheme Shares. The Register in this form will solely determine entitlements to the Scheme Consideration.

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7.5	Effect of certificates and holding statements

Subject to provision of the Scheme Consideration and registration of the transfer to Square Acquirer contemplated in clauses 5.3 and 7.4 of this Scheme, any statements of holding in respect of Scheme Shares will cease to have effect after the Record Date as documents of title in respect of those shares (other than statements of holding in favour of Square Acquirer and its successors in title). After the Record Date, each entry current on the Register as at the Record Date (other than entries in respect of Square Acquirer or its successors in title) will cease to have effect except as evidence of entitlement to the Scheme Consideration.

7.6	Details of Scheme Participants

Within 3 Business Days after the Record Date, Afterpay will ensure that details of the names, Registered Addresses and holdings of Scheme Shares for each Scheme Participant, as shown in the Register at the Record Date are available to Square Acquirer in such form as Square Acquirer reasonably requires.

7.7	Quotation of Afterpay Shares

Suspension of trading on ASX in Afterpay Shares will occur from the close of trading on ASX on the 2nd Business Day prior to the Record Date.

7.8	Termination of quotation of Afterpay Shares

After this Scheme has been fully implemented (including after the Register and the Square Register have been updated in accordance with clauses 5.3(b) and 6.3(a)(i)), Afterpay will apply:

(a)	for termination of the official quotation of Afterpay Shares on ASX; and

(b)	to have itself removed from the official list of ASX.

8	Instructions and notification

If not prohibited by law (and including where permitted or facilitated by relief granted by a Governmental Authority), all instructions, notifications or elections by a Scheme Participant to Afterpay that are binding or deemed binding between the Scheme Participant and Afterpay relating to Afterpay or Afterpay Shares, including instructions, notifications or elections relating to:

(a)	whether dividends are to be paid by cheque or into a specific bank account;

(b)	payments of dividends on Afterpay Shares; and

(c)	notices or other communications from Afterpay (including by email),

will be deemed from the Implementation Date (except to the extent determined otherwise by Square Acquirer in its sole discretion), by reason of this Scheme, to be made by the Scheme Participant to Square Acquirer and to be a binding instruction, notification or election to, and accepted by, Square Acquirer until that instruction, notification or election is revoked or amended in writing addressed to Square Acquirer at its registry.

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9	Power of attorney

Each Scheme Participant, without the need for any further act by any Scheme Participant, irrevocably appoints Afterpay and each of its directors and secretaries (jointly and each of them individually) as its attorney and agent for the purpose of:

(a)	executing any document necessary or expedient to give effect to this Scheme including the Share Scheme Transfer;

(b)	enforcing the Deed Poll against Square and Square Acquirer,

and Afterpay accepts such appointment.

10	Notices

10.1	No deemed receipt

If a notice, transfer, transmission application, direction or other communication referred to in this Scheme is sent by post to Afterpay, it will not be taken to be received in the ordinary course of post or on a date and time other than the date and time (if any) on which it is actually received at Afterpay’s registered office or at the office of the registrar of Afterpay Shares.

10.2	Accidental omission

The accidental omission to give notice of the Scheme Meeting or the non-receipt of such a notice by any Afterpay Shareholder will not, unless so ordered by the Court, invalidate the Scheme Meeting or the proceedings of the Scheme Meeting.

11	General

11.1	Variations, alterations and conditions

(a)

Afterpay may, with the consent of Square, by its counsel or solicitor consent on behalf of all persons concerned to any variations, alterations or conditions to this Scheme which the Court thinks fit to impose.

(b)	Each Scheme Participant agrees to any such alterations or conditions which Afterpay has consented to pursuant to clause 11.1(a).

11.2	Further action by Afterpay

Afterpay will execute all documents and do all things (on its own behalf and on behalf of each Scheme Participant) necessary or expedient to implement, and perform its obligations under, this Scheme.

11.3	Authority and acknowledgement

Each of the Scheme Participants:

(a)	irrevocably consents to Afterpay, Square and Square Acquirer doing all things necessary or expedient for or incidental to the implementation of this Scheme; and

(b)

acknowledges that this Scheme binds Afterpay and all Scheme Participants (including those who do not attend the Scheme Meeting or do not vote at that meeting or vote against the Scheme at that Scheme Meeting) and, to the extent of any inconsistency and to the extent permitted by law, overrides the constitution of Afterpay.

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11.4	No liability when acting in good faith

Without prejudice to the parties’ rights under the Scheme Implementation Deed, neither Afterpay nor Square nor Square Acquirer, nor any of their respective officers, will be liable for anything done or omitted to be done in the performance of this Scheme in good faith.

11.5	Enforcement of Deed Poll

Afterpay undertakes in favour of each Scheme Participant to enforce the Deed Poll against Square and Square Acquirer on behalf of and as agent and attorney for the Scheme Participants.

11.6	Stamp duty

Square or Square Acquirer will pay all stamp duty (including any fines, penalties and interest) payable in connection with this Scheme.

12	Governing law

12.1	Governing law and jurisdiction

The law in force in the place specified in the Details governs this document. The parties submit to the non-exclusive jurisdiction of the courts of that place.

12.2	Serving documents

Without preventing any other method of service, any document in an action in connection with this document may be served on a party by being delivered or left at that party’s address set out in the Details.

© King & Wood Mallesons	Scheme of Arrangement	21